Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. § 1350

Solely for the purposes of complying with 19 U.S.C. § 1350, I, the undersigned Chief Financial Officer of Nicholas Financial, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 14, 2007	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Senior Vice President and Chief Financial Officer